Exhibit 10.8

Execution version

OPTIONAL SHARE PURCHASE AGREEMENT

This Optional Share Purchase Agreement (this “Agreement”) is entered into as of September 9, 2020, among Starboard Value Acquisition Corp. a Delaware corporation (the “Company”), and each of the purchasers listed on the signature pages hereto (each a “Purchaser”, and collectively, the “Purchasers”).

Recitals

WHEREAS, the Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) registration statements on Form S-1 (File Nos. 333- 248094 and 333-248699) (collectively, the “Registration Statement”) for its initial public offering (“IPO”) of 36,000,000 units (or 41,400,000 units if the IPO over-allotment option (the “IPO Option”) is exercised in full) (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Shares,” and the Class A Shares included in the Public Units, the “Public Shares”), one-sixth of one redeemable warrant, and the contingent right to receive at least one-sixth of one redeemable warrant (as further described in the Registration Statement);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, in connection with the IPO, SVAC Sponsor LLC will purchase an aggregate of 6,133,333 warrants (or 6,853,333 warrants if the IPO Option is exercised in full) at a price of $1.50 per warrant, in a private placement that will close simultaneously with the IPO Closing (the “Private Placement Warrants”);

WHEREAS, proceeds from the IPO and the sale of the Private Placement Warrants in an aggregate amount equal to the gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement;

WHEREAS, the holders of Public Shares have the right to redeem all or a portion of their Public Shares upon the completion of the Business Combination equal to the amount then in the Trust Account, and the Company has a payment obligation in satisfaction of any such exercised redemption rights (the “Redemption Obligation”), all as further described in the Registration Statement; and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Purchasers shall have the option to purchase common equity of the surviving entity in the Business Combination (the “Surviving Entity”) on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.             Purchase Option.

(a)           Optional Shares.

(i)                 The Purchasers shall have the option, at any time or from time to time during the six (6) months following the day that is the first Business Day after the consummation of the Business Combination (the “Option Period”), to purchase common equity of the Surviving Entity (the “Optional Shares”) at a price per Optional Share of $10.00, subject to adjustment in proportion to any stock dividends, stock splits, reverse stock splits or similar transactions involving the Class A Shares in connection with the Business Combination, in an aggregate amount equal to the difference between (A) $150,000,000.00 and (B) the lesser of (x) the Redemption Obligation or (y) $100,000,000.00.

(ii)               In the event the Purchasers desire to purchase any Optional Shares from the Surviving Entity, the Purchasers shall deliver to the Surviving Entity or the Company, as applicable, a notice (the “Option Exercise Notice”) at least five (5) Business Days (as defined below) prior to the desired date of purchase (or such lesser number of days as the Surviving Entity or the Company, as applicable, may consent to in writing) (each such date of purchase, an “Option Closing Date”), specifying (A) the Option Closing Date, (B) the number of Optional Shares each Purchaser desires to purchase and (C) the aggregate purchase price payable by each Purchaser for its Optional Shares (the “Purchaser’s Purchase Price”). At least two (2) Business Days prior to an Option Closing Date, the Surviving Entity or the Company, as applicable, shall deliver wire instructions to the Purchasers named in the Option Exercise Notice. At the Option Closing (as defined below), subject to the fulfillment or waiver of the conditions set forth in Section 6, (A) each Purchaser shall deliver to the Surviving Entity its Purchaser’s Purchase Price (as set forth in the Option Exercise Notice) by wire transfer of U.S. dollars in immediately available funds to the account specified by the Surviving Entity or the Company, as applicable and (B) upon receipt of such funds, the Surviving Entity shall (x) issue the Optional Shares to each Purchaser, in the amounts set forth in the Option Exercise Notice, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), registered in the name of such Purchaser (or its nominee in accordance with its delivery instructions), or to a custodian designated by such Purchaser, as applicable, with such Optional Shares being issued in book-entry form and (y) deliver each Purchaser a notice in accordance with Section 151(f) of the Delaware General Corporation Law (the “DGCL”) regarding the issuance of such Optional Shares in book-entry form to such Purchaser containing the legend set forth below. For purposes of this Agreement, (A) “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York and (B) “Option Closing” means the closing, on the Option Closing Date set forth in the applicable Option Exercise Notice, of the purchase and sale of the number of Optional Shares set forth in the applicable Option Exercise Notice.

(b)           Legends. Each book entry for the Optional Shares shall contain a notation, each certificate (if any) evidencing the Optional Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form, and each notice given by the Company to any holder of any such Optional Shares or securities pursuant to Section 151(f) of the DGCL shall contain a legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN OPTIONAL SHARE PURCHASE AGREEMENT BY AND AMONG THE HOLDER, THE OTHER PURCHASERS AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(c)           Legend Removal. If the Optional Shares are eligible to be sold without restriction under, and without the Surviving Entity being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or there is an effective registration statement covering the resale of the Optional Shares (and the Purchaser wishing to effect a transfer provides the Surviving Entity with a written undertaking to sell its Optional Shares only in accordance with the plan of distribution contained in such registration statement and only if such Purchaser has not been informed that the prospectus in such registration statement is not current or the registration statement is no longer effective), then at such Purchaser’s request, the Surviving Entity will cause the Surviving Entity’s transfer agent to remove the legend set forth in Section 1(b). In connection therewith, if required by the Surviving Entity’s transfer agent, the Surviving Entity will promptly deliver or cause to be delivered to its transfer agent any authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Optional Shares without any such legend; provided that, notwithstanding the foregoing, the Surviving Entity will not be required to deliver any such authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of Optional Shares in violation of applicable law.

2.             Representations and Warranties of the Purchasers. Each Purchaser represents and warrants, severally and not jointly, to the Company as follows, as of the date hereof:

(a)           Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)           Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(c)           Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)           Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)           Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Optional Shares to be acquired by the Purchaser will be acquired for investment for each Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Optional Shares. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)            Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the Optional Shares with the Company’s management.

(g)           Restricted Securities. The Purchaser understands that the offer and sale of the Optional Shares to the Purchaser has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Optional Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Optional Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Surviving Entity has no obligation to register or qualify the Optional Shares for resale, except pursuant to the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Optional Shares, and on requirements relating to the Surviving Entity which are outside of the Purchaser’s control, and which the Surviving Entity is under no obligation and may not be able to satisfy.

(h)           High Degree of Risk. The Purchaser understands that the purchase of the Optional Shares involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(i)            Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company and the Surviving Entity.

(j)            Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k)           No General Solicitation. Neither the Purchaser, nor, to its knowledge, any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Optional Shares.

(l)            Residence. The Purchaser’s principal place of business is the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(m)          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any Person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Each Purchaser hereby expressly acknowledges and agrees (on their own behalf and on behalf of each other Purchaser Party) that, except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement, no Purchaser Party is relying on or has relied on any representations or warranties that may have been made by the Company, any Person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”) or any other Person in connection with or regarding the Purchaser Parties’ entry into this Agreement or agreement to consummate the transactions contemplated hereby, the Company or this offering.

3.             Representations and Warranties of the Company. The Company represents and warrants to the Purchasers as follows:

(a)           Incorporation and Corporate Power. The Company is duly incorporated and validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)          Capitalization. As of the date of this Agreement, the authorized share capital of the Company consists of:

(i)               200,000,000 Class A Shares, none of which are issued and outstanding.

(ii)              20,000,000 shares of Class B common stock (“Class B Shares”), par value $0.0001 per share, 10,350,000 of which are issued and outstanding, and 1,350,000 of which are subject to forfeiture depending on the extent to which the IPO over-allotment option is exercised. All of the outstanding Class B Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(iii)             1,000,000 preferred shares, none of which are issued and outstanding.

(c)           Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement has been taken. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement has been taken. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)          Compliance with Other Instruments. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the certificate of incorporation or bylaws of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(e)           No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Optional Shares.

(f)           No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, the Optional Shares, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchasers in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.             Registration Rights; Indemnification.

(a)           Registration. Each of the Company and Surviving Entity agrees that each Purchaser shall have the registration rights set forth on Exhibit A (the “Registration Rights”).

(b)           Indemnification.

(i)                 The Surviving Entity shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless the Purchasers (to the extent a seller under the Optional Shares Registration Statement (as defined below)), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of the Purchasers, each Person who controls any Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Optional Shares Registration Statement, any prospectus included in the Optional Shares Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Surviving Entity of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Purchasers furnished in writing to the Surviving Entity by the Purchasers expressly for use therein. The Surviving Entity shall notify the Purchasers promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Surviving Entity is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Securities (as defined below) by the Surviving Entity.

(ii)               Each Purchaser shall, severally and not jointly with any other selling stockholder named in the Optional Share Registration Statement, indemnify and hold harmless the Surviving Entity, its directors, officers, agents and employees, each Person who controls the Surviving Entity (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or that are based upon any untrue or alleged untrue statement of a material fact contained in the Optional Shares Registration Statement, any prospectus included in the Optional Shares Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Surviving Entity by such Purchaser expressly for use therein. In no event shall the liability of any Purchaser be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

5.             Additional Agreements and Acknowledgements.

(a)           Trust Account Waiver.

(i)                Each Purchaser hereby acknowledges that it is aware that the Company will establish the Trust Account for the benefit of its public stockholders upon the IPO Closing. Each Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Public Shares held by it.

(ii)               Each Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Public Shares held by it. In the event any Purchaser has any Claim against the Company under this Agreement, such Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Public Shares held by it.

(b)           Stockholder Approval. If, pursuant to the rules of the applicable stock exchange, stockholder approval is required for the issuance of the Optional Shares (the “Stockholder Approval”), the Company or Surviving Entity, as applicable, shall use its reasonable best efforts to obtain the Stockholder Approval prior to such issuance.

6.             Option Closing Conditions.

(a)           Closing Conditions of the Purchasers. The obligation of the Purchasers to purchase the Optional Shares at each Option Closing under this Agreement shall be subject to the fulfillment, at or prior to such Option Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchasers:

(i)            The Surviving Entity shall deliver to the Purchasers a certificate signed by a duly authorized officer of the Surviving Entity certifying that the following representations and warranties of the Surviving Company are true and correct as of such Option Closing Date:

(1)                All action on the part of the stockholders, directors and officers of the Surviving Entity necessary for the execution and delivery of the Joinder (as defined below), if applicable, the performance of all obligations of the Surviving Entity under this Agreement to be performed as of the Option Closing and the issuance and delivery of the Optional Shares to be taken prior to any Option Closing have been taken;

(2)                The Optional Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, are validly issued, fully paid and nonassessable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchasers. Assuming the accuracy of the representations of each Purchaser in this Agreement and subject to the filings described in Section 6(a)(i)(3) below, the Optional Shares will be issued in compliance with all applicable federal and state securities laws; and

(3)                Assuming the accuracy of the representations and warranties made by each Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Surviving Entity in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws, if any, and pursuant to the Registration Rights;

(ii)            No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasers of the Optional Shares; and

(iii)           The Surviving Entity shall have delivered to the Purchasers a certificate evidencing the Surviving Entity’s good standing in its jurisdiction of organization.

(b)           Closing Conditions of the Surviving Entity. The obligation of the Surviving Entity to sell the Optional Shares at each Option Closing under this Agreement shall be subject to the fulfillment, at or prior to such Option Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Surviving Entity:

(i)                 The representations and warranties of each Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Option Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on such Purchasers or its ability to consummate the transactions contemplated by this Agreement;

(ii)               Each Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Option Closing;

(iii)             No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasers of the Optional Shares; and

(iv)              Any required Stockholder Approval shall have been obtained.

7.            Termination.

(a)           This Agreement (i) shall automatically terminate twenty-four (24) months after the IPO Closing (or such later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation) if the Company has not consummated an initial Business Combination by such date and (ii) may be terminated by mutual written consent of the Company and the Purchasers.

(b)            In the event of any termination of this Agreement pursuant to this Section 7, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchasers, the Company or the Surviving Entity and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

8.             Joinder. The parties hereto acknowledge and agree that the Surviving Entity will not execute or be bound by, or be deemed to have made any representations under, this Agreement, until the consummation of the Business Combination, and that until such event, this Agreement shall be interpreted accordingly. If the Company is not the Surviving Entity in the Business Combination, simultaneously with the consummation of the Business Combination, the Company shall use its commercially reasonable efforts to cause the Surviving Entity, by way of a joinder or through other written agreement (the “Joinder”), to agree to the terms and provisions of this Agreement which are applicable to the Surviving Entity and to assume the rights and obligations applicable to the Surviving Entity set forth herein.

9.            General Provisions.

(a)            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Starboard Value Acquisition Corp., 777 Third Avenue, 18th Floor, New York, NY 10017. Attention: Martin McNulty, with a copy to the Company’s counsel at Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, New York, 10036, Attention: Alice Hsu.

All communications to the Purchasers shall be sent to the Purchasers’ address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a).

All communications to the Surviving Entity shall be sent to the Surviving Entity’s address as set forth on the signature page to the Joinder (if the Company is not the Surviving Entity in the Business Combination).

(b)                No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company and the Surviving Entity from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees or representatives is responsible. Each of the Company and the Surviving Entity agrees to indemnify and hold harmless the applicable Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company of the Surviving Entity or any of their officers, employees or representatives is responsible.

(c)                Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive for three (3) years after the expiration of the Option Period.

(d)                Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)                Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)                 Assignments. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

(g)                Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)                Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)                 Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j)                 Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)                Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)                 Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the parties hereto.

(m)               Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)                Expenses. Each of the Company, the Surviving Entity and the Purchasers will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Surviving Entity shall be responsible for the fees of its transfer agent, stamp taxes and all The Depository Trust Company fees associated with the issuance of the Optional Shares.

(o)                Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)                Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)                Specific Performance. Each Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by such Purchaser in accordance with the terms hereof and that the Company shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r)                 Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASERS:

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

By: Starboard Value LP, its investment manager

By:	/s/ Kenneth R. Marlin
Name: Kenneth R. Marlin
Title: Authorized Signatory

Address for Notices:	777 Third Avenue, 18th Floor, New York, New York 10017

STARBOARD VALUE AND OPPORTUNITY S LLC

By: Starboard Value LP, its manager

By:	/s/ Kenneth R. Marlin
Name: Kenneth R. Marlin
Title: Authorized Signatory

Address for Notices:	777 Third Avenue, 18th Floor, New York, New York 10017

STARBOARD VALUE LP, in its capacity as the investment manager of a certain managed account

By: Starboard Value GP LLC, its general partner

By:	/s/ Kenneth R. Marlin
Name: Kenneth R. Marlin
Title: Authorized Signatory

Address for Notices:	777 Third Avenue, 18th Floor, New York, New York 10017

[Signature Page to Optional Share Purchase Agreement]

STARBOARD VALUE AND OPPORTUNITY C LP

By: Starboard Value R LP, its general partner

By:	/s/ Kenneth R. Marlin
Name: Kenneth R. Marlin
Title: Authorized Signatory

Address for Notices:	777 Third Avenue, 18th Floor, New York, New York 10017

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

By: Starboard Value LP, its general partner

By:	/s/ Kenneth R. Marlin
Name: Kenneth R. Marlin
Title: Authorized Signatory

Address for Notices:	777 Third Avenue, 18th Floor, New York, New York 10017

STARBOARD X MASTER FUND LTD.

By:

By:	/s/ Kenneth R. Marlin
Name: Kenneth R. Marlin
Title: Authorized Signatory

Address for Notices:	777 Third Avenue, 18th Floor, New York, New York 10017

COMPANY:

STARBOARD VALUE ACQUISITION CORP.

By:	/s/ Martin D. McNulty, Jr.
Name: Martin D. McNulty, Jr.
Title: Chief Executive Officer

[Signature Page to Optional Share Purchase Agreement]

EXHIBIT A

1. Within thirty (30) days after expiration of the Option Period, the Surviving Entity shall use commercially reasonable efforts (i) to file a registration statement on Form S-3 for a secondary offering (including any successor registration statement covering the resale of the Registrable Securities a “Optional Shares Registration Statement”) of (x) all of the Optional Shares then issued and outstanding and (y) any other equity security of the Surviving Entity issued or issuable with respect to the securities referred to in clause (x) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, the “Registrable Securities”) pursuant to Rule 415 under the Securities Act; provided that if Form S-3 is unavailable for such a registration, the Surviving Entity shall register the resale of the Registrable Securities on another appropriate form and undertake to register the Registrable Securities on Form S-3 as soon as such form is available, (ii) to cause the Optional Share Registration Statement to be declared effective under the Securities Act promptly thereafter, but in no event later than sixty (60) days thereafter, and (iii) to maintain the effectiveness of such Optional Share Registration Statement with respect to each Purchaser’s Registrable Securities until the earlier of (A) the date on which such Purchaser ceases to hold Registrable Securities covered by such Optional Share Registration Statement and (B) the date all of such Purchaser’s Registrable Securities covered by the Optional Share Registration Statement can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act.

2. In the event the Surviving Entity is prohibited by applicable rule, regulation or interpretation by the staff (“Staff”) of the SEC from registering all of the Registrable Securities on an Optional Share Registration Statement or the Staff requires that any Purchaser be specifically identified as an “underwriter” in order to permit such registration statement to become effective, and such Purchaser does not consent in writing to being so named as an underwriter in such registration statement, the number of Registrable Securities to be registered on such Optional Share Registration Statement will be reduced on a pro rata basis among all the holders of Registrable Securities to be so included, unless otherwise required by the Staff, so that the number of Registrable Securities to be registered is permitted by the Staff and such Purchaser is not required to be named as an “underwriter”; provided, that any Registrable Securities not registered due to this paragraph 2 of this Exhibit A shall thereafter as soon as allowed by the SEC guidance be registered to the extent the prohibition no longer is applicable.

3. If at any time the Surviving Entity proposes to file a registration statement (a “Registration Statement”) on its own behalf, or on behalf of any other Persons who have registration rights (“Other Holders”), relating to an underwritten offering of shares of common stock, or engage in an Underwritten Shelf Takedown (as defined below) off an existing registration statement (a “Company Offering”), then the Surviving Entity will provide each Purchaser (collectively, the “Piggyback Holders”) with notice in writing (an “Offer Notice”) at least five (5) Business Days prior to such filing, which Offer Notice will offer to include in the Registration Statement the Registrable Securities of each Purchaser (collectively “Piggyback Securities”). Within five (5) Business Days (or, in the case of an Offer Notice delivered to the Piggyback Holders in connection with an Underwritten Shelf Takedown, within three (3) Business Days) after receiving the Offer Notice, the Piggyback Holders may make a written request (a “Piggyback Request”) to the Surviving Entity to include some or all of the Piggyback Holders’ Registrable Securities in the Registration Statement. If the underwriter(s) for any Company Offering advise the Surviving Entity that marketing factors require a limitation on the number of securities that may be included in the Company Offering: (A) if the Registration Statement relating to the Company Offering is to be filed on behalf of the Surviving Entity then the number of securities to be so included shall be allocated as follows (i) first, to the Surviving Entity; and (ii) second, to the Piggyback Holders and holders of Class A Shares or other equity securities of the Company or Surviving Entity or other Persons that the Company or Surviving Entity is obligated to register in a Registration pursuant to separate written contractual arrangements with such Persons (pro rata based on the respective number of Registrable Securities held by such Person prior to the applicable Company Offering); and (B) if the Registration Statement relating to the Company Offering is to be filed on behalf of Other Holders then the number of securities to be so included shall be allocated as follows: (i) first to such Other Holders; (ii) second, to the Piggyback Holders and holders of Class A Shares or other equity securities of the Company or Surviving Entity other Persons or entities that the Company or Surviving Entity is obligated to register in a registration effected in compliance with the requirements of the Securities Act, pursuant to separate written contractual arrangements with such Persons (pro rata based on the respective number of Registrable Securities held by such Person prior to the applicable Company Offering); and (iii) third, to the Surviving Entity. Notwithstanding anything to the contrary in this paragraph 3, the Surviving Entity hereby agrees that it will not provide an Offer Notice to any Piggyback Holder unless such Piggyback Holder agrees in writing to treat the contents of such Offer Notice as material non-public information.

4. At any time during which the Surviving Entity has an effective Optional Share Registration Statement with respect to any Purchaser’s Registrable Securities, any such Purchaser may make a written request (which request shall specify the intended method of disposition thereof) (a “Shelf Takedown Request”) to the Surviving Entity to effect a sale, of all or a portion of the Purchaser’s Registrable Securities that are covered by the Optional Share Registration Statement, and the Surviving Entity shall use commercially reasonable efforts to file, to the extent required by applicable law or regulation, a prospectus supplement (a “Shelf Takedown Prospectus Supplement”) for such purpose as soon as reasonably practicable following receipt of a Shelf Takedown Request. Such Purchaser may request that any such sale be conducted as an underwritten public offering (an “Underwritten Shelf Takedown”). The Surviving Entity shall not be obligated to effect more than four Underwritten Shelf Takedowns.

5. The determination of whether any offering of Registrable Securities pursuant to an Optional Share Registration Statement or a Shelf Takedown Prospectus Supplement will be an underwritten offering shall be made in the sole discretion of the Purchasers, after consultation with the Surviving Entity, and the Purchasers shall have the right, after consultation with the Surviving Entity, to determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees (and the Piggyback Holders or Requesting Holders (as applicable) shall not have the right to make any determinations other than whether it wishes to include its Requesting Holder Securities in the prospectus supplement). The Purchasers shall select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter (provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Surviving Entity).

6. In connection with any underwritten offering, the Surviving Entity shall enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Purchasers) in order to facilitate the disposition of such Registrable Securities as are reasonably necessary or required, and in such connection enter into a customary underwriting agreement that provides for customary opinions, comfort letters and officer’s certificates and other customary deliverables.

7. The Surviving Entity shall pay all fees and expenses incident to the performance of or compliance with its obligation to prepare, file and maintain each Optional Share Registration Statement (including the fees of its counsel and accountants). The Surviving Entity shall also pay all Registration Expenses. For purposes of this paragraph 7, “Registration Expenses” shall mean the out-of-pocket expenses of a Company Offering or Underwritten Shelf Takedown, including, without limitation, the following: (i) all registration and filing fees (including fees with respect to filings required to be made with FINRA) and any securities exchange on which the Registrable Securities are then listed; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of one counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; (iv) reasonable fees and disbursements of counsel for the Surviving Entity; (v) reasonable fees and disbursements of all independent registered public accountants of the Surviving Entity incurred specifically in connection with such Underwritten Shelf Takedown; and (vi) reasonable fees and expenses of one legal counsel selected by the Purchasers who will represent all the selling shareholders, and who may also serve as counsel to the Purchasers or the Surviving Entity or both.

8. The Surviving Entity may suspend the use of a prospectus included in an Optional Share Registration Statement by furnishing to the Purchasers a written notice (“Suspension Notice”) stating that in the good faith judgment of the Surviving Entity, it would be either (i) prohibited by the Surviving Entity’s insider trading policy (as if the Purchaser were covered by such policy) or (ii) materially detrimental to the Surviving Entity and its stockholders for such prospectus to be used at such time. The Surviving Entity’s right to suspend the use of such prospectus under clause (ii) of the preceding sentence may be exercised for a period of not more than sixty (60) days after the date of such notice to the Purchasers; provided such period may be extended for an additional thirty (30) days with the consent of a majority-in-interest of the holders of Registrable Securities covered by such Optional Share Registration Statement, which consent shall not be unreasonably withheld; provided further, that such right to suspend the use of a prospectus shall be exercised by the Surviving Entity not more than once in any twelve (12) month period. A holder of Registrable Securities shall not effect any sales of Registrable Securities pursuant to an Optional Share Registration Statement at any time after it has received a Suspension Notice from the Surviving Entity and prior to receipt of an End of Suspension Notice (as defined below). The holders may recommence effecting sales of the Registrable Securities pursuant to such Optional Share Registration Statement following further written notice to such effect (an “End of Suspension Notice”) from the Surviving Entity to the holders. The Surviving Entity shall act in good faith to permit any suspension period contemplated by this paragraph to be concluded as promptly as reasonably practicable.

9. The Purchasers agree that, except as required by applicable law, the Purchasers shall treat as confidential the receipt of any Suspension Notice (provided that in no event shall such notice contain any material nonpublic information of the Surviving Entity) hereunder and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Surviving Entity until such time as the information contained therein is or becomes public, other than as a result of disclosure by a holder of Registrable Securities in breach of the terms of this Agreement.

10. The Surviving Entity’s obligation under paragraph 1 of this Exhibit A is subject to the Purchasers furnishing to the Surviving Entity in writing such information as the Surviving Entity reasonably requests for use in connection with an Optional Share Registration Statement, the related prospectus, or any amendment or supplement thereto.

12. The Surviving Entity shall cooperate with the Purchasers, to the extent the Registrable Securities become freely tradable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to an Optional Share Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request and registered in such names as the Purchasers may request.

13. If requested by any Purchaser, the Surviving Entity shall as soon as practicable, subject to any Suspension Notice, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by such Purchaser holding any Registrable Securities.

14. As long as any Purchaser shall own Registrable Securities, the Surviving Entity, at all times while it shall be reporting under the Exchange Act, covenants to file all reports required to be filed by the Surviving Entity after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act, and to promptly furnish the Purchasers with true and complete copies of all such filings, unless filed through the SEC’s EDGAR system. The Surviving Entity further covenants that it shall take such further action as any Purchaser may reasonably request, all to the extent required from time to time, to enable such Purchaser to sell the Optional Shares held by such Purchaser without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions. Upon the request of such Purchaser, the Surviving Entity shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements.

15. The rights, duties and obligations of any Purchaser under this Exhibit A may be assigned or delegated by such Purchaser in conjunction with and to the extent of any permitted transfer or assignment of Registrable Securities by such Purchaser to any permitted transferee or assignee.